UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6e(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

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On April 29, 2021, MiMedx Group, Inc. (“MiMedx” or the “Company”) held a conference call and webcast in connection with the Company’s announcement of its earnings for the first quarter of 2021. The following excerpt from the script for the conference call and webcast contains statements that may be deemed proxy soliciting materials:

“Now, before we open the call for questions, I would like to briefly address Prescience Point’s nomination of four director candidates to stand for re-election at our 2021 Annual Meeting. The MiMedx Board is made up of nine experienced and highly engaged directors who are committed to acting in the best interest of all MiMedx shareholders. As part of this commitment, the Company maintains a consistent and open dialogue with shareholders, including with Prescience Point. It’s unfortunate that Prescience Point is pursuing a potentially costly and distracting proxy contest instead of working constructively with the Company. Among the four directors Prescience Point is seeking to replace, two of their own nominees from 2019 — our Board Chair, Dr. Kathy Behrens and our Audit Committee Chair, Mr. Todd Newton.

Both have been outstanding leaders and made significant contributions to our successful turnaround and to the creation of additional shareholder value. Under this Board’s stewardship, the MiMedx management team is executing on its strategy and driving enhanced shareholder value and patient value.

Over the course of 2020, MiMedx successfully implemented a number of governance, operational and financial initiatives that were critical the Company’s future success and potential. Our significant progress has created a strong foundation for growth in 2021 and beyond.”

Important Cautionary Statement

This communication contains forward-looking statements. All statements relating to events or results that may occur in the future are forward-looking statements, including, without limitation, statements regarding the proxy contest with Prescience Point, and the Company’s governance, operational and financial initiatives. Other forward-looking statements generally can be identified by words such as “expect,” “will,” “intend,” “seek,” “target,” “future,” “plan,” “continue,” “potential,” “possible,” “could,” “would,” “may,” “anticipate,” “to be” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to differ materially from those expressed or implied by any such forward-looking statements. Factors that may cause such a difference include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this communication is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this communication in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions and not to place undue reliance on forward-looking statements.

Important Information

The Company intends to file a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the 2021 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s board of directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE

COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from the “SEC Filings” section of the Company’s website at www.mimedx.com.

Participants in the Solicitation

The Company, its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021, and the Company’s definitive proxy statement for the 2020 annual meeting of the Company’s shareholders, filed with the SEC on October 15, 2020. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting of the Company’s shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Company’s proxy statement and other relevant materials to be filed with the SEC, if and when they become available. Details regarding the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the Company’s proxy statement, when available.

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